Exhibit 4.68

Private & Confidential	Execution Version

Dated               June 2006

TRUST DEED AND

DEED OF PROCEEDS AND PRIORITIES

in relation to a

REVOLVING CREDIT FACILITY AGREEMENT

of up to US$850,000,000

to

BLUEWATER HOLDING B.V.

BLUEWATER ENERGY SERVICES B.V.

BLUEWATER (AOKA MIZU) N.V.

provided by

the banks and financial

institutions named herein

arranged by

ING BANK N.V.

Facility Agent: ING BANK N.V.

Contents

Clause		Page

1	Definitions	2

2	Interpretation	2

3	Secured Property	4

4	Priorities	5

5	Subordination	5

6	Security Trustee	6

7	Declaration of Trust	15

8	Security Trustee Account	15

9	Application of Proceeds	16

10	Application of Assigned Property Proceeds	17

11	Representations and Warranties	20

12	Bluewater Waiver and Subordination	20

13	Notifications and Consents	22

14	Certificates	22

15	Loss Payable Clauses	23

16	Assignments and Transfers	23

17	Costs and indemnities	26

18	Custody of Documents	27

19	Further Assurance and Power of Attorney	27

20	Notices	28

21	Law and Jurisdiction	28

22	Miscellaneous	29

23	Parallel debt	31

Schedule 1 The Banks and Financial Institutions		33

Schedule 2 Form of Loss Payable Clause		34

Schedule 3 DPP Supplemental Deed	35

Schedule 4 Notices	38

THIS DEED is dated       June, 2006, and made BETWEEN:

(1)                                                  THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in Schedule 1, as banks;

(2)                                                  ING BANK N.V., as arranger;

(3)                                                  ING BANK N.V., as facility agent;

(4)                                                  ING BANK N.V., as security trustee;

(5)                                                  BLUEWATER HOLDING B.V., BLUEWATER ENERGY SERVICES B.V. and BLUEWATER (AOKA MIZU) N.V., as borrowers and obligors;

(6)                                                  AURELIA ENERGY N.V., BLUEWATER ENERGY N.V., BLUEWATER OFFSHORE PRODUCTION SYSTEMS LIMITED, BLUEWATER FLOATING PRODUCTION B.V., BLUEWATER (BLEO HOLM) N.V., BLUEWATER (GLAS DOWR) N.V., BLUEWATER (HAEWENE BRIM) N.V., BLUEWATER (MUNIN) N.V., BLUEWATER OFFSHORE PRODUCTION SYSTEMS N.V., BLUEWATER INTERNATIONAL B.V., LUFENG DEVELOPMENT COMPANY ANS, BLUEWATER SERVICES (UK) LIMITED, BLUEWATER ETTRICK PRODUCTION (UK) LIMITED, BLUEWATER (FLOATING PRODUCTION) LIMITED, BLUEWATER OPERATIONS (UK) LIMITED, BLUEWATER (UK) LIMITED AND PIERCE PRODUCTION COMPANY LIMITED, as guarantors and obligors;

(7)                                                  BLUEWATER ENERGY SERVICES B.V., as Bluewater agent; and

(8)                                                  ING BANK N.V., acting through its Amsterdam head office, as security trustee account bank.

WHEREAS:

(A)                                              The parties hereto have entered into this Deed for the purposes of (inter alia):

(i)            recording the order of priority in which the respective rights of the Beneficiaries in and to the Secured Property shall rank inter se;

(ii)           appointing the Security Trustee as trustee of the Secured Property for the Beneficiaries; and

(iii)          regulating the manner in which disposals of the Equipment will be effected and the manner in which the Proceeds will be distributed among the parties hereto.

(B)                                                Pursuant to the Credit Agreement, the Banks have agreed to make available to the Borrowers a credit facility of up to $850,000,000.

(C)                                                The execution and delivery by each of the parties hereto of this Deed is a condition precedent to the obligations of the Facility Beneficiaries under and pursuant to the Credit Agreement including, in particular, the obligations of the Banks to make available to the Borrowers the credit facility referred to in Recital (B) above and the Obligors have agreed to enter into this Deed in order to satisfy that condition precedent.

THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1                                                         Definitions

In this Deed, words and expressions shall, unless the context otherwise requires, bear the meanings attributed to them in Schedule 9 of the Credit Agreement (and each of the Obligors confirms, represents and warrants that it has received a copy of the Credit Agreement including that Schedule 9) and;

“Credit Agreement” means the revolving credit facility agreement of up to US$850,000,000 made between all the parties to this Deed, save for the Guarantors and the Security Trustee Account Bank.

2                                                         Interpretation

2.1                                               Heading and Table of Contents

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

2.2                                               Interpretations

In this Deed, unless the context otherwise requires:

2.2.1                                        references to clauses and schedules shall be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

2.2.2                                        references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof with the consent of all relevant parties pursuant to any relevant provision of this Deed (including, without limitation, clause 13.2);

2.2.3                                        references to a “regulation” include any regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

2.2.4                                        words importing the plural include the singular and vice versa;

2.2.5                                        references to a time of day are to the time Amsterdam, The Netherlands on the relevant day;

2.2.6                                        references to a statutory provision shall be construed as references to that provision as from time to time replaced, amended and re-enacted;

2.2.7                                        references to a Default being “continuing” shall be construed as a reference to a Default which has not been cured or remedied or waived in writing; and

2.2.8                                        references to any person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

2.3                                               Capacity

References in this Deed to the Facility Agent, the Security Trustee, Arranger or any Bank and references to all or any obligations and liabilities of any one or more of those persons shall be strictly construed as references to that person or (as the case may be) those obligations and liabilities of that person solely in its capacity as such.

2.4                                               Decisions

2.4.1                                        Notwithstanding anything to the contrary in this Deed or any other Facility Document, where this Deed or any other Facility Document provides for (i) any matter to be determined by reference to the opinion of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, (ii) any matter to be subject to the consent or request of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, or (iii) any action to be taken on the instructions of the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks, that opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks if all of the Banks shall have received prior notice of the matter or action in respect of which that opinion, consent, request or instructions is or are required and the Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks shall have given or issued (or, if expressly contemplated by the relevant provision of this Deed or any other Facility Document, be deemed to have been given or issued) that opinion, consent, request or instructions, but so that each party hereto other than the Facility Agent shall be entitled (and bound) to assume that that notice shall have been duly received by all of the Banks and that the relevant number shall have been obtained to constitute Majority Banks, the Qualified Majority Banks or, as the case may be, all of the Banks whether or not this is in fact the case unless the Facility Agent shall have notified that party that that relevant number has not been obtained.

2.4.2                                        Where this Deed or any other Facility Document provides for any action to be taken by the Security Trustee on the instructions of the Facility Agent or by the Security Trustee on the instructions of the Instructing Beneficiaries, each party hereto other than the Facility Agent and the Security Trustee or, as the context may require, the relevant Instructing Beneficiaries and the Security Trustee shall be entitled (and bound) to assume that those instructions have been validly given or issued whether or not this is in fact the case unless the Facility Agent or the Security Trustee or, as the context may require, the relevant Instructing Beneficiaries or the Security Trustee shall have notified that party that those instructions have not been given or issued.

2.5                                               Bluewater Agent

2.5.1                                        Each Obligor by its execution of this Deed or a DPP Supplemental Deed irrevocably appoints the Bluewater Agent to act on its behalf as its agent in relation to the Facility Documents and irrevocably authorises:

(a)          the Bluewater Agent on its behalf to supply all information concerning itself contemplated by any Facility Document to the Beneficiaries and to give all notices and instructions, to execute on its behalf any Credit Agreement Supplemental Agreement, Guarantee Accession Deed or other additional

Security Document, to make such agreements and to effect the relevant amendments capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)         each Beneficiary to give any notice, demand or other communication to that Obligor pursuant to the Facility Documents to the Bluewater Agent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instruction or executed or made the agreements or effected the amendments, or received the relevant notice, demand or other communication.

2.5.2                                        Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice or other communication given or made by the Bluewater Agent or given to the Bluewater Agent under any Facility Document on behalf of any Obligor or in connection with any Facility Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Facility Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Bluewater Agent and any Obligor, those of the Bluewater Agent shall prevail.

3                                                         Secured Property

3.1                                               Beneficiaries

3.1.1                                        Each of the parties hereto agrees and acknowledges that the Secured Property in relation to each part of the Equipment has been and is to be constituted in favour of, conferred on, transferred and paid to and vested in the Security Trustee for and on behalf of, and as trustee for, each of the Beneficiaries, upon and subject to the terms and conditions of this Deed including, without limitation, clauses 4, 5 and 6 (but excluding clause 6.25).

3.1.2                                        Each of the parties hereto agrees and acknowledges that the Facility Property has been and is to be constituted in favour of, conferred on, transferred and paid to and vested in the Security Trustee for and on behalf of, and as trustee for, each of the Facility Beneficiaries, upon and subject to the terms and conditions of clause 6.25.

3.2                                               Application of Proceeds

Each of the parties hereto further agrees and acknowledges that all Proceeds and other amounts whose application is provided for in this Deed shall be applied in accordance with the relevant provisions of this Deed, notwithstanding any provision to the contrary in any Transaction Document.

3.3                                               Conflicts

Each of the parties hereto further agrees and acknowledges that all of its rights, obligations and liabilities under, pursuant to, in respect of and otherwise in connection with the Secured Property and, to the extent expressly provided herein, the Equipment and the Transaction Documents are subject to the terms of this Deed. Accordingly, to the extent that any express term of this Deed conflicts with any term of any other Transaction Document, as between the parties hereto, the relevant express term of this

Deed shall prevail, except as otherwise expressly provided herein, and except where a defined term is used in any Transaction Document other than this Deed and the definition of that defined term in (or incorporated by reference in) that other Transaction Document differs from the definition (if any) of that defined term in (or incorporated by reference in) this Deed, in which case, for the sole purpose of interpreting or applying the provisions of that other Transaction Document (the “First Transaction Document”) and any other Transaction Document which incorporates or utilises terms as defined in the First Transaction Document (but not, for the avoidance of doubt, for the purposes of this Deed), the definition of that defined term in the First Transaction Document shall prevail.

4                                                         Priorities

Subject as hereinafter provided, each of the parties hereto agrees that, in relation to the Secured Property in relation to any Equipment, the Facility Rights, the Hedging Rights and the Bluewater Rights, in each case in relation to that Secured Property, shall rank in the following order of priority:

4.1.1                                        first, the Facility Rights in relation to that Secured Property and the Hedging Rights in relation to that Secured Property (pari passu); and

4.1.2                                        second, the Bluewater Rights in relation to that Secured Property.

5                                                         Subordination

5.1                                               Secured Property

In accordance with clause 4, in relation to the Secured Property in relation to any Equipment:

5.1.1                                        each Obligor agrees that the Bluewater Rights in relation to that Secured Property are subject and subordinate in all respects to the Facility Rights and the Hedging Rights, in each case, in relation to that Secured Property;

5.1.2                                        each of the Facility Beneficiaries agrees that the Facility Rights in relation to that Secured Property rank pari passu with the Hedging Rights in relation to that Secured Property;

5.1.3                                        each of the Hedging Providers agrees that the Hedging Rights in relation to that Secured Property rank pari passu with the Facility Rights in relation to that Secured Property, and each of the parties hereto covenants to each of the other parties hereto that it will not take, or omit to take, any action which would or might reasonably be expected to result in the subordination pursuant to the foregoing provisions of this clause 5.1 or the agreement as to priorities set out in clause 4 being terminated, prejudiced, limited, discharged, reduced or otherwise adversely affected.

5.2                                               Equipment

Each of the Obligors agrees that all of the Equipment Rights of that Obligor are subject in all respects to the Equipment Rights of the Beneficiaries.

5.3                                               Subrogation

If and to the extent that any party hereto is or becomes subrogated to all or any of the rights, title, benefit and interest (present and future, actual and contingent) of any other party hereto in and to the Secured Property or any part thereof, that party shall not, and that party covenants to each such other party hereto that it will not, enforce any such right of subrogation until after the end of the Facility Security Period.

5.4                                               Netting Arrangements

Each of the parties hereto agrees to the Netting Arrangements.

6                                                         Security Trustee

6.1                                               Appointment of Security Trustee by Beneficiaries

Each Beneficiary hereby irrevocably appoints the Security Trustee as its security trustee of the Secured Property for the purposes of this Deed and the other Security Documents on the terms set out in this Deed. By virtue of that appointment, each Beneficiary hereby irrevocably authorises the Security Trustee (whether or not by or through employees or agents) to take such action on that Beneficiary’s behalf and, if necessary under applicable law, in that Beneficiary’s name, and to exercise such rights, remedies, powers and discretions, as are specifically delegated to the Security Trustee by this Deed and the other Security Documents or any of them, together with such action, powers, rights, remedies and discretions as are reasonably incidental thereto.

6.2                                               Duties of Security Trustee

The Security Trustee shall not have any duties, obligations or liabilities to the Beneficiaries or any of them beyond those expressly stated in this Deed and the other Security Documents to which it is or may become a party (or any of them) and specifically (but without prejudice to the generality of the foregoing) the Security Trustee shall not be obliged to take any action or exercise any right, remedy, power or discretion under or pursuant to this Deed or any other Security Document beyond those which the Instructing Beneficiaries shall specifically instruct the Security Trustee in writing to take or, as the case may be, exercise in accordance with this Deed and then only to the extent expressly stated in those specific written instructions.

6.3                                               Execution of documents

Each Beneficiary hereby irrevocably authorises the Security Trustee to join in and execute each of the Security Documents to which it is, or is to be, a party in its capacity as Security Trustee.

6.4                                               Authority of Security Trustee

The Security Trustee may, with the consent of the Instructing Beneficiaries or if and to the extent expressly authorised by any other provision of this Deed or any Security Document, concur with any Obligor to amend or waive any breach of, or default under, or otherwise excuse any performance of, or give any consent under, or otherwise take any action under or pursuant to, any provision of any Security Document, provided however that any such action contemplated by the foregoing provisions of this clause 6.4 shall be, and shall be deemed to be, taken by the Security Trustee as security trustee of the Beneficiaries in their respective capacities as such and shall not constitute, or be deemed to constitute, such action by the Security Trustee or any other Beneficiary in any other capacity or, for the avoidance of doubt, pursuant to any Transaction Document other than the relevant Security Document or, as the case may be, Security Documents.  Any such action so authorised (if required) and effected by the Security Trustee shall be promptly notified to the Beneficiaries by the Security Trustee and shall (subject always to the proviso to the foregoing sentence of this clause 6.4) be binding on all of the Beneficiaries and, if necessary or appropriate, each Beneficiary shall execute or re-execute any deed, document, instrument or agreement required to give full effect to any such action.  For the purposes of this clause 6.4, it is expressly agreed and acknowledged that the execution of a Further Assurance Deed shall not constitute an amendment to any Security Document, and each Beneficiary further agrees promptly to execute, at the request of the Security Trustee, any Further Assurance Deed which is in form and terms reasonably satisfactory to that Beneficiary.  Unless expressly provided otherwise in the relevant further assurance covenant or obligation, Aurelia Energy shall pay the Losses incurred by the Beneficiaries (or any of them) in the execution of any such Further Assurance Deed.

6.5                                               Security Trustee as Bank

With respect to its own Commitment and Contribution (if any), the Security Trustee shall have the same rights, remedies, powers and discretions under and pursuant to each of the Facility Documents as each other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Deed and the Security Documents and the term “Banks” shall, unless the context expressly otherwise indicates, include the Security Trustee in its individual capacity as a Bank.

6.6                                               Liability of Security Trustee

The Security Trustee shall not:

6.6.1                                        be obliged:

(a)          to request any certificate or opinion under any provision of the Security Documents unless instructed in writing by the Instructing Beneficiaries; or

(b)         to make any enquiry as to any default by any Obligor in the performance or observance of any provision of any of the Transaction Documents, or as to whether a Facility Event, an Enforcement Event or any other event or circumstance has occurred as a result of which all or any of the security created by and under the Security Documents shall have or may become enforceable, in each case unless the Security Trustee has actual knowledge thereof or has been notified in writing thereof by a Beneficiary (in each case, other than in its capacity as a Bank), in which case the Security Trustee shall promptly notify the Beneficiaries of the relevant default, Facility Event, Enforcement Event or other event or circumstance; or

6.6.2                                        be liable to any Beneficiary for, or otherwise in connection with, any action taken or omitted under or pursuant to, or otherwise in connection with, the Security Documents or any of them unless caused by its gross negligence or wilful misconduct. Provided however that nothing in this Deed shall, in any case where the Security Trustee has failed to show the degree of care and diligence which would have been required of it had it acted as trustee having regard to the provisions of this Deed and the Security Documents, exempt the Security Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed and the Security Documents.

6.7                                               Knowledge of Security Trustee

For the purposes of this Deed (and without prejudice to the other provisions of this Deed), the Security Trustee shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the corporate lending or loan administration departments of the person for the time being acting as the Security Trustee may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Security Trustee for any Obligor or any of the Subsidiaries or Affiliates of any Obligor.

6.8                                               Communications and actions by Security Trustee

The Security Trustee shall:

6.8.1                                        promptly notify each Beneficiary of the contents of each notice, certificate or other document received by the Security Trustee from any Obligor under or pursuant to any provision of any Security Document; and

6.8.2                                        subject always to its being indemnified to its satisfaction, take such action (including, without limitation, the exercise of all or any rights, remedies, discretions and powers and the grant of all or any consents and releases) or, as the case may be, refrain from taking such action with respect to any Enforcement Event of which the Security Trustee has actual knowledge as the Instructing Beneficiaries may direct, provided that, unless and until the Security Trustee shall have received those directions, (i) the Security Trustee may, but shall not be obliged to, take such action or refrain from taking such action with respect to that Enforcement Event as it deems appropriate in the best interests of the Beneficiaries, and (ii) the Security Trustee shall not be obliged to take any such action.

6.9                                               Independent action by Beneficiaries

None of the Beneficiaries (other than the Security Trustee, to the extent expressly provided in this Deed) shall have any independent power to enforce all or any of the Security Documents, to exercise all or any rights, remedies, discretions and powers, or to grant all or any consents and releases, under or pursuant to any Security Document, or otherwise have direct recourse to all or any of the Secured Property in which it has an interest without the prior written approval of the Security Trustee (acting on the instructions of the Instructing Beneficiaries).  After that approval has been granted to the relevant Beneficiary, that Beneficiary shall have the right independently to enforce all or any of the Security Documents in which it has an interest as a Beneficiary and to exercise all or any rights, remedies, discretions and powers, and to grant all or any consents and releases, under and pursuant to those Security Documents and otherwise have direct recourse to all or any of the Secured Property in which it has an interest,

Provided however that all proceeds of that enforcement, exercise, grant or recourse shall be paid by that Beneficiary to the Security Trustee and shall be and applied in accordance with clause 9.

6.10                                        Reliance by Security Trustee

6.10.1                                  In considering at any time (and from time to time) the persons entitled to the benefit of any of the Secured Obligations and the identity of the Instructing Beneficiaries, the Security Trustee shall:

(a)          rely on and comply with any instruction, direction or consent given by the Facility Agent as if it had been given by the Banks and be entitled and bound to assume that that instruction, direction or consent has been properly given by the Facility Agent acting on the instructions of the Banks, the Qualified Majority Banks or the Majority Banks (as the context may require and to the extent that the Facility Agent is required to obtain those instructions) and the Security Trustee shall not be obliged to comply with any instruction, direction or consent given by any Bank other than via the Facility Agent;

(b)         be entitled to assume that the Hedging Providers are the Hedging Providers who is or are a party to this Deed and that there are no other Hedging Providers;

(c)          (without prejudice to clause 6.13.2) rely and act in reliance on any information provided to the Security Trustee pursuant to clause 6.11, and the Security Trustee shall not have any liability or responsibility to any person as a consequence of relying and acting in reliance on that information unless the Security Trustee has actual knowledge that that information is inaccurate or incorrect.

6.11                                        Provision of information to Security Trustee

Without prejudice to clause 6.10, each of the Beneficiaries shall provide the Security Trustee with such written information as the Security Trustee may reasonably require for the purpose of performing the duties and functions delegated to it under this Deed and the Security Documents.

6.12                                        Appraisal by Beneficiaries

Each Beneficiary acknowledges that it has not relied, and will not rely, on any statement, opinion, forecast or other representation by or of the Security Trustee and that it has made and will continue to make, without reliance on the Security Trustee, its own appraisal and independent investigation of the creditworthiness, financial condition and affairs of each Obligor. The Security Trustee shall not have any duty, responsibility or liability, either initially or on a continuing basis, to provide any Beneficiary with any credit or other information with respect to any Obligor or any of the Subsidiaries or Affiliates of any Obligor, whenever that information may have come or may come into its possession, other than as provided in clauses 6.4 and 6.8.1.

6.13                                        Responsibility of Security Trustee

6.13.1                                  The Security Trustee shall not have any duty, responsibility or liability, either initially or on a continuing basis, to any Beneficiary:

(a)          to provide any of the Beneficiaries with any information with respect to any Obligor, whenever that information may have come or may come into its possession, except to the extent expressly provided in this Deed or any Security Document; or

(b)         to ascertain whether all deeds, documents, instruments and agreements which should have been deposited with or delivered to it under or pursuant to the Security Documents or any of them have been so deposited with or delivered to it, nor to investigate or make any enquiry into the title of any Obligor to the Security or any part thereof; or

(c)          for any failure of any Obligor to perform any of its obligations under and pursuant to the Transaction Documents; or

(d)         for the creditworthiness, financial or other condition or affairs of any Obligor; or

(e)          for the completeness or accuracy of any certificate, statement, representation or warranty by or of any Obligor; or

(f)            for the execution, effectiveness, adequacy, genuineness, validity, legality, enforceability, priority or admissibility in evidence of the Transaction Documents or any of them or of any certificate, report, deed, document, agreement or instrument executed or delivered under or pursuant to any Transaction Document; or

(g)         for any failure to register or file any Security Document with the Registrar of Companies or elsewhere; or

(h)         without prejudice to clause 6.8.2, for taking or omitting to take any action under, or otherwise in connection with, the Security Documents or any of them unless the taking of or omitting to take any such action is contrary to specific written instructions from the Instructing Beneficiaries; or

(i)             for any failure to take or require any Obligor to take any steps to render the Transaction Documents or any of them effective as regards the Security or any part thereof outside England or Wales or to procure the creation of any ancillary security under the laws of any jurisdiction; or

(j)             otherwise for acting (or, as the case may be, refraining from acting) in accordance with the specific written instructions of the Instructing Beneficiaries.

6.13.2                                  The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

6.13.3                                  The Security Trustee may refrain from doing any act or thing which would or might, in its opinion, be contrary to any law of any jurisdiction or any regulation or which would or might render it liable to any person and may do any act or thing which is, in its opinion, necessary to comply with any law of any jurisdiction or any regulation.

6.14                                        Other business

The Security Trustee may, without any liability to account to the Beneficiaries or any of them, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor or any of the Related Companies, Subsidiaries or Affiliates of any Obligor, or any Beneficiary or any of the Related Companies, Subsidiaries or Affiliates of any Beneficiary, as if it were not the Security Trustee.

6.15                                        Reimbursement of Losses

Each Bank shall reimburse to the Security Trustee (rateably in accordance with (a) at any time prior to the date of the Initial Advance, its Commitment, and (b) at any time thereafter, its Contribution), to the extent the Security Trustee is not fully reimbursed by the Obligors, all or any Losses paid, suffered or incurred by the Security Trustee and in respect of which the Security Trustee is entitled, pursuant to any provision of this Deed and the Security Documents, to reimbursement by the Obligors or any of them.

6.16                                        Indemnity from Beneficiaries

Each Bank shall indemnify the Security Trustee (rateably in accordance with (a) at any time prior to the date of the Initial Advance, its Commitment, and (b) at any time thereafter, its Contribution) against all Losses paid, suffered or incurred by the Security Trustee, or any agent or other person appointed by it, in connection with its appointment under this Deed, the Security Documents or any of them, the performance of the duties and functions delegated to it under this Deed and the Security Documents, or any action taken or omitted by the Security Trustee, or any agent or other person appointed by it.

6.17                                        Determination by the Security Trustee

If any question or doubt arises in relation to the interpretation or application of any provision of this Deed and the Security Documents which affects the Security Trustee, as between the Beneficiaries, on the one hand, and the Security Trustee, on the other hand, that question or doubt shall be determined by the Security Trustee, acting reasonably, and each such determination, whether made upon a question actually raised or implied in the acts of the Security Trustee, shall be conclusive and shall bind all of the Beneficiaries, provided however that the Security Trustee, if it is aware of the relevant question or doubt and it is reasonably practicable for it to do so, has first notified the Facility Agent of the relevant question or doubt and, if required to do so by the Facility Agent, has consulted a lawyer in relation thereto (and, if the Security Trustee does so consult a lawyer, the restriction concerning the delegation of duties and functions to a lawyer referred to in clause 6.18 shall not apply).

6.18                                        Employment of agents

The Security Trustee may, in the performance of the duties and functions delegated to it under this Deed and the Security Documents (other than, subject to the express provisions of clause 6.17, in relation to its power to make any determination), instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to perform those duties and functions (or any of them).  Each agent so employed shall be entitled to be paid all usual professional and other charges for the performance by him or any of his partners or employees of those duties and functions. The Security Trustee shall not be bound to supervise, or be responsible or liable for any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of that agent (which, without limitation, shall conclusively be deemed to be the case in respect of any such agent approved in writing by the Instructing Beneficiaries).  The Security Trustee hereby appoints the Facility Agent as its agent for the purposes of all or any requests, consents, instructions, directions, notices, demands or other communications which are given, made or issued by the Security Trustee under or pursuant to this Deed and the other Security Documents during the Facility Security Period and all of the Instructing Beneficiaries hereby approve that appointment.

6.19                                        Duration of trusts

The trusts constituted or evidenced in or by this Deed shall remain in full force and effect until whichever is the earlier of:

6.19.1            the expiration of the period of eighty (80) years from the date of this Deed; and

6.19.2            the end of the Facility Security Period,

and the parties to this Deed declare that the perpetuity period applicable to this Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Deed.

6.20                                        Powers and discretions as trustee

In its capacity as trustee of the Secured Property and in relation to the Security Documents, the Security Trustee shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with any of the provisions of this Deed and the Security Documents), have the same powers, discretions and immunities as a natural person acting as the beneficial owner of the Secured Property.

6.21                                        Appointment of new or additional trustees

Without prejudice to clause 6.23 and the final sentence of this clause 6.21, the statutory power to appoint new or additional trustees of the trusts constituted or evidenced by this Deed shall be vested in the Security Trustee.  The Security Trustee agrees to appoint any successor trustee nominated in accordance with clause 6.23 and to execute, seal, deliver and do all such deeds, documents, agreements, instruments, acts and things which may be requested by the Instructing Beneficiaries in connection with the same.  Subject to clause 6.22, the Security Trustee shall not be entitled to appoint any new or additional trustee of the trusts constituted by this Deed other than any successor trustee nominated in accordance with clause 6.23.

6.22                                        Appointment of separate and co-trustees

The Security Trustee shall have power, by notice in writing given to each of the Beneficiaries, to appoint any person either to act as separate trustee or as co-trustee jointly with the Security Trustee:

6.22.1                                  if the Security Trustee acting reasonably deems such appointment to be appropriate in order to preserve, exercise or enforce the rights, interests, powers and remedies (or any of them) of the Beneficiaries; or

6.22.2                                  for the purpose of complying with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

6.22.3                                  for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained,

and any person so appointed shall (subject to the provisions of this Deed) have such rights (including as to reasonable remuneration), powers, authorities and discretions (not exceeding those conferred on the Security Trustee by this Deed and the Security Documents), duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Security Trustee shall have the power to remove any person so appointed.  At the request of the Security Trustee, the other parties to this Deed shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such other party irrevocably authorises the Security Trustee in its name and on its behalf to do the same. The Security Trustee shall not be bound to supervise, or be responsible or liable for any act or omission of, any such person if the Security Trustee shall have exercised reasonable care in the selection of that person (which, without limitation, shall conclusively be deemed to be the case in respect of any such person approved in writing by the Instructing Beneficiaries).

6.23                                        Retirement and removal of Security Trustee

6.23.1                                  The Security Trustee may retire from its appointment as Security Trustee under this Deed and the Security Documents.  If the Security Trustee wishes so to retire, it shall give to all of the other parties to this Deed not less than thirty (30) days’ notice of its intention to do so. Each of the Instructing Beneficiaries and (with the consent of the Instructing Beneficiaries) the Bluewater Agent may, by notice to the Security Trustee, remove the Security Trustee. Provided that no such retirement or removal shall take effect unless there has been appointed by the Beneficiaries as a successor security trustee (in the case of a retirement, within the thirty (30) day period referred to above):

(a)          a Bank nominated by the Majority Banks or, failing such a nomination; or

(b)         any reputable and experienced bank or financial institution incorporated under the laws of England and Wales and with an office in Amsterdam or London nominated by the Majority Banks or, failing such a nomination, the Security Trustee, and, in each such case, approved by each of:

(i)             the Bluewater Agent, acting as agent for each of the Obligors (such approval not to be unreasonably withheld or delayed); and
(ii)          the Facility Agent (no such approval to be unreasonably withheld or delayed);

and, that successor security trustee shall have duly accepted that appointment by delivering to the retiring Security Trustee written confirmation (in a form acceptable to the Security Trustee) of that acceptance in which it agrees to be bound by this Deed and each of the Security Documents to which the Security Trustee is then a party in the capacity of Security Trustee as if that successor security trustee had been an original party to this Deed and those Security Documents. If any of the Bluewater Agent or the Facility Agent fails to respond to a request for its approval within ten (10) Banking Days of that request being made, the Bluewater Agent or, as the case may be, the Facility Agent, shall be deemed to have given the approval requested.

6.23.2                                  Upon any such successor security trustee being appointed, the retiring Security Trustee shall be discharged from all of its obligations and liabilities under and pursuant to, and the duties and functions delegated to it under, this Deed and the Security Documents and that successor security trustee and each of the other parties to this Deed and the Security Documents shall have the same rights and obligations among themselves as they would have had if that successor security trustee had been an original party to this Deed and the Security Documents to which the retiring Security Trustee is then a party in place of the retiring Security Trustee.

6.23.3                                  Without prejudice to clause 6.21, the Beneficiaries agree to appoint as successor security trustee the person nominated in accordance with this clause 6.23.

6.24                                        Disposals

Each of the Beneficiaries hereby agrees and acknowledges that the Security Trustee is authorised to release all relevant security granted under the Security Documents in respect of any Equipment which as been, or is to be, disposed of as permitted by clause 8.3.3 of the Credit Agreement.

6.25                                        Appointment of Security Trustee by Facility Beneficiaries

Each Facility Beneficiary hereby irrevocably appoints the Security Trustee as its security trustee of the Facility Property for the purposes of this Deed and the other Facility Documents on the terms set out in the foregoing provisions of this clause 6 save that:

(a)          all references to:-

(i)             Security Documents shall be read and construed as references to Facility Documents save in respect of clause 6.8.1 and clause 6.9, where “any Security Document” shall be read and construed as “the Credit Agreement and the Facility Guarantee”;
(ii)          Secured Property shall be read and construed as references to Facility Property;
(iii)       Beneficiaries shall be read and construed as references to Facility Beneficiaries; and
(iv)      Secured Obligations shall be read and construed as references to Facility Obligations;

(b)         the reference in the last line of clause 6.9 to ″clause 9″ shall be read and construed as a reference to ″clause 4.2 of the Credit Agreement″;

(c)          clauses 6.10.1 (b) and 6.24 shall not apply; and

(d)         the reference in clause 6.13.1(i) to “Security” shall be read and construed as a reference to “Facility Property”.

7                                                         Declaration of Trust

The Security Trustee hereby accepts (a) its appointment under clause 6.1 as trustee of the Secured Property and its appointment under clause 6.25 as trustee of the Facility Property, and (b) acknowledges and declares that it holds and shall hold the Secured Property on trust for the Beneficiaries and the Facility Property on trust for the Facility Beneficiaries, in each case on the terms and basis, and subject to the conditions, set out in this Deed. The acknowledgement and declaration in this clause 7 is and shall be irrevocable.

8                                                         Security Trustee Account

8.1                                                 All amounts credited to the Security Trustee Account shall be held by the Security Trustee on trust for the Beneficiaries in accordance with clause 7.

8.2                                                 Interest shall accrue on the amounts from time to time standing to the credit of the Security Trustee Account at the rate certified by the Security Trustee Account Bank to be the market rate quoted by the Security Trustee Account Bank for amounts comparable to those amounts.  That interest shall accrue from day to day and shall be credited to the Security Trustee Account at the end of each successive period in respect of which it accrues and on the date on which the Security Trustee Account shall be closed and all interest so credited shall form part of the credit balance of the Security Trustee Account.

8.3                                                 All Proceeds received by any party hereto on or after the occurrence of an Enforcement Event including, but not limited to, the Security Trustee Account Bank (other than Proceeds received by way of application from the Security Trustee Account in accordance with the provisions of this Deed) shall promptly be paid by that party, in the currency in which those Proceeds were received, to the Security Trustee Account Bank for application in accordance with clause 9.

8.4                                                 All Proceeds in relation to any Equipment received by the Security Trustee Account Bank in Dollars (other than Proceeds received by the Security Trustee Account Bank by way of application from the Security Trustee Account in accordance with the provisions of this Deed) shall promptly be paid by the Security Trustee Account Bank to the Security Trustee Account.

8.5                                                 All Proceeds in relation to any Equipment received by the Security Trustee Account Bank other than in Dollars (other than Proceeds received by the Security Trustee Account Bank by way of application from the Security Trustee Account in accordance with the provisions of this Deed) shall be applied by the Security Trustee Account Bank in the purchase of Dollars at the Exchange Rate in relation to the Security Trustee Account Bank on the date of receipt thereof by the Security Trustee Account Bank (or, if it is not practicable to effect that purchase on that date, the immediately following

Banking Day) and the Dollars so purchased shall promptly be paid by the Security Trustee Account Bank to the Security Trustee Account.

8.6                                                 All Proceeds received by any party hereto on or after the occurrence of an Enforcement Event shall be received by that party on trust for the Beneficiaries to pay the same to the Security Trustee Account.

8.7                                                 Without prejudice to the rights, obligations and liabilities of the parties hereto under and pursuant to this Deed and the other Transaction Documents (or any of them), each party hereto agrees that, where the Security Trustee Account Bank is authorised and instructed, pursuant to any provision of this Deed, to pay an amount to one party hereto in or towards performance, satisfaction or discharge of any obligation or liability of another party hereto, the payment of that amount by the Security Trustee Account Bank will constitute the (or the relevant part of the) performance, satisfaction or discharge of that obligation or liability of that other party.

8.8                                                 Each of the parties hereto acknowledges and agrees that, if any withholding or deduction is required by law to be made by any party hereto from any amount to be paid pursuant to the terms of this Deed from the Security Trustee Account, the Security Trustee Account Bank is irrevocably authorised and instructed to withhold or, as the case may be, deduct from that amount and to retain, in the Security Trustee Account, the amount of that withholding or deduction (provided that the Security Trustee Account Bank shall have received written notice of that withholding or deduction prior to paying that amount) and to pay the amount of that withholding or deduction to the person required by law to make that withholding or deduction as soon as practicable after that person requests that amount.  Any party hereto required to make any such withholding or deduction shall, upon receipt of that amount from the Security Trustee Account Bank, pay that amount to the competent authority requiring payment thereof and shall, at the request of any other party hereto, provide to that other party a receipt or other evidence of payment.

8.9                                                 Notwithstanding any authorisations of, or instructions to, the Security Trustee Account Bank contained in this Deed as to the payment of monies direct to any person on behalf of any other person, the Security Trustee Account Bank shall not be obliged to make any payment or to act in any manner which is contrary to applicable law.

9                                                         Application of Proceeds

9.1                                                 The Beneficiaries shall co-operate with each other and any Receiver in realising the Secured Property and in ensuring that the Proceeds are applied in accordance with the provisions of this Deed.

9.2                                                 All Proceeds in relation to any Equipment received by any party hereto on or after the occurrence of any Enforcement Event shall be paid to the Security Trustee Account, and each of the parties hereto irrevocably authorises and, in the case of the Security Trustee, instructs the Security Trustee Account Bank promptly to apply those Proceeds in paying the following amounts from the Security Trustee Account (after providing for all Losses ranking in priority to the Secured Obligations and subject, in relation to proceeds of the Insurances in relation to the Haewene Brim Vessel, to the terms of the Haewene Brim Quiet Enjoyment Letter) in the following order:

9.2.1                                        first, in or towards reimbursing all and any Expenses properly suffered, incurred or paid by any Beneficiary in relation to that Equipment, but not reimbursed by any Obligor, and all and any remuneration payable to any Receiver appointed in relation to that Equipment and/or the Secured Property in relation to that Equipment (or either of them or any part thereof), but not paid by any Obligor, together with interest thereon at the DPP Applicable Rate in respect of the period from (and including) the date on which the same were incurred to (but excluding) the date of payment pursuant to this clause 9.2.1;

9.2.2                                        second, an amount equal to all Cure Payments which have been made by but not reimbursed to the Facility Beneficiaries or any of them shall be paid to the Facility Agent for the account of the Facility Beneficiaries who have made those Cure Payments unless and to the extent that those Cure Payments are also Expenses in relation to which the relevant Facility Beneficiaries have been reimbursed by the application on that date pursuant to clause 9.2.1;

9.2.3                                        third, (A) an amount equal to the sum of the Facility Liabilities at that time (the “Facility Sum”) shall be paid to the Facility Agent for the account of the Facility Beneficiaries and (B) an amount equal to the sum of the Hedging Liabilities at that time pursuant to Acceptable Hedging Arrangements (the “Hedging Sum”) shall be paid to the Hedging Providers. If, at any time, the amount available for payment under this clause 9.2.3 is less than the aggregate amount of the Facility Sum at that time and the Hedging Sum at that time, that available amount shall, as between the Facility Beneficiaries and the Hedging Providers, be applied and paid to the Facility Agent for the account of the Facility Beneficiaries and to the Hedging Providers respectively pro rata to the amount of the Facility Sum at that time and the amount of the Hedging Sum at that time respectively and the pro rata amount so applied and paid to the Hedging Providers shall, as between the Hedging Providers inter se, be applied and paid to each of the Hedging Providers on a pro-rata basis in accordance with the amounts owing to each of them.  All amounts received by the Facility Agent for the account of the Facility Beneficiaries pursuant to this clause 9.2.3 shall be applied upon receipt by the Facility Agent in accordance with the provisions of clauses 4.2.1 to 4.2.6 (inclusive) of the Credit Agreement as if they had been received by the Facility Agent from or on behalf of the Borrowers prior to the occurrence of an Enforcement Event;

9.2.4                                        fourth, an amount equal to the balance (if any) shall be paid to the Obligor entitled thereto,

in each case, provided that the Security Trustee Account Bank shall have received a certificate, setting out the amount of each such payment, from the relevant party in accordance with clause 14.1.

9.3                                                 In this clause 9, all references to “at that time” or “on that date” shall be construed as references to the time at or, as the case may be, the date on which the relevant Proceeds are paid by the Security Trustee Account Bank pursuant to clause 9.2.

10                                                  Application of Assigned Property Proceeds

10.1                                        General

Subject to the following provisions of this clause 10, all Assigned Property Proceeds which are received by any Obligor prior to the occurrence of any Enforcement Event shall be applied in accordance with any provision of the Facility Documents which expressly refers thereto and otherwise as that Obligor sees fit.

10.2                                        General application of Insurances (other than Total Loss Proceeds) prior to a Default

Unless and until a Default shall occur (whereupon all proceeds of, and other monies payable under, the Insurances which are not Proceeds shall be paid to the Facility Agent Account for application in accordance with clause 4.2 of the Credit Agreement) and subject, in relation to proceeds of the Insurances in relation to the Haewene Brim Vessel, to the terms of the Haewene Brim Quiet Enjoyment Letter:

10.2.1                                  Loss Payable Clauses

all proceeds of, and other monies payable under, the Insurances in relation to any Equipment shall be payable in accordance with the terms of the relevant Loss Payable Clause in relation to that Equipment and none of the parties hereto will in the meantime give any notification to any person in respect of, or otherwise in connection with, the Insurances (or any of them) in relation to any Equipment which would or might reasonably be expected to result in any monies payable under those Insurances being paid other than in accordance with the terms of the relevant Loss Payable Clause in relation to that Equipment;

10.2.2                                  Damage claims

(a)          all proceeds of, and other monies payable under, the Insurances in relation to any Equipment which do not exceed the sum of ten million Dollars ($10,000,000) in respect of any one incident occurring in relation to that Equipment shall, unless prior to the receipt thereof by, or whilst those proceeds or other monies are in the hands of, the Security Trustee there shall have occurred (i) a Facility Event (whereupon those proceeds or other monies shall be paid to the Facility Agent at the Facility Agent Account for application in accordance with clause 4.2 of the Credit Agreement), (ii) or an Enforcement Event (in which case those proceeds or other monies shall thereupon become Assigned Property Proceeds and shall be paid and applied in accordance with clause 9.2 of this Deed), be paid by any party which receives the same (other than the Security Trustee) to the Security Trustee at the Security Trustee Account Bank and shall be paid by the Security Trustee Account Bank to the Owner of the relevant Equipment,

(b)         all proceeds, and other monies payable under, the Insurances in relation to any Equipment, if those proceeds or monies exceed the sum of ten million Dollars ($10,000,000) in respect of any one incident occurring in relation to that Equipment, shall be paid by any party which receives the same (other than the Security Trustee) to the Security Trustee at the Security Trustee Account Bank and shall, if the Facility Agent (acting on the instructions of the Majority Banks) so request, be applied in accordance with clause 4.2 of the Credit Agreement, provided however that the Facility Agent shall not be entitled to make any such request if:

(i)             no Enforcement Event has occurred, no Facility Event has occurred and is continuing, and the Facility Agent (acting on the instructions of the

Majority Banks acting reasonably) is of the opinion that no Facility Event is likely to occur, and
(ii)          the Facility Agent has received an opinion from the Technical Consultant confirming the feasibility of, and budget relating to, the programme of works necessary to effect repairs submitted to the Facility Agent by the Bluewater Agent acting on behalf of the Owner of the relevant Equipment.  If the Facility Agent is not entitled to make any request referred to above in this paragraph (b), such proceeds or monies shall be paid by the Security Trustee Account Bank:
(A)      to the Owner of the relevant Equipment upon that Owner furnishing evidence satisfactory to the Security Trustee that all loss and damage resulting from the relevant incident has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with that incident have been fully paid and discharged by that Owner; or
(B)        to the persons or person effecting the repairs to the Equipment to which those proceeds or other monies relates on account of those repairs in the course of those repairs being effected.

Provided however that, as each of the parties hereto acknowledges and agrees, the insurers with whom the fire and usual marine risks insurances in relation to any Equipment are effected may make payment on account of repairs in the course of the same being effected;

10.2.3                                  Protection and indemnity recoveries

each of the parties hereto agrees and acknowledges (for the avoidance of doubt, subject to the provisions of any relevant Loss Payable Clause then applicable and without prejudice to clause 10.2.1) that all proceeds of, and other monies payable under, the Insurances in relation to any Equipment (which are not Proceeds) in respect of protection and indemnity risks and all amounts (which are not Proceeds) payable under or pursuant to the Contract in relation to that Equipment by the Field Operator who is a party thereto in respect of indemnity obligations shall be paid direct to the person who incurred the liability or who suffered the damage to which those proceeds, other monies or, as the case may be, amounts relate or, where that liability has been satisfied, to the person who has satisfied that liability, in reimbursement to that person of the monies expended by it in satisfaction of that liability.

10.3                                        Requisition for hire

All and any monies (which are not Proceeds) payable by any Government Entity which has requisitioned any Equipment for hire as compensation for any change in the structure, state and/or condition of that Equipment and received by any party hereto shall be paid and shall be applied in accordance with clause 10.2 as if those monies were proceeds of, or, as the case may be, other monies payable under, the Insurances in relation to that Equipment.

11                                                  Representations and Warranties

11.1                                        Each party hereto represents and warrants to each other party hereto as follows:

11.1.1                                  due incorporation

it is duly incorporated and validly existing in good standing under the laws under which it was incorporated and has power to execute, deliver and enter into, and perform its obligations under, this Deed and each other Transaction Document to which it is, or is to be, a party;

11.1.2                                  corporate power

all necessary corporate action has been taken to authorise such execution, delivery, entry into and performance and, subject to any applicable Reservations, this Deed and each other Transaction Document to which it is, or is to be, a party constitutes or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms; and

11.1.3                                  consents

each consent, authorisation, licence and approval of, and every registration with and declaration to, any Government Entity in any Relevant Jurisdiction required by it to authorise, or otherwise in connection with, the execution, delivery, entry into, validity, enforceability, priority or admissibility in evidence of, or the performance by it of its obligations under, this Deed and each other Transaction Document to which it is, or is to be, a party has been obtained or made and is in full force and effect.

11.2                                           Each Obligor represents and warrants to each Beneficiary as follows:

11.2.1                                  no Obligor or any Related Company of an Obligor and, after the Implementation Date, Aurelia Holding is or has at any time been an employer in relation to, or has established or participated in, an occupational pension scheme which is not a money purchase scheme (as defined in section 181 of the Pension Schemes Act 1993); and

11.2.2                                  no Obligor or any Related Company of an Obligor and, after the Implementation Date, Aurelia Holding is or has at any time been “connected” with or an “associate” of (as those terms are used in the Pensions Act 2004) an employer in relation to an occupational pension scheme which is not a money purchase scheme (as defined in section 181 of the Pension Schemes Act 1993).

12                                                  Bluewater Waiver and Subordination

12.1                                        Waiver

Each Obligor agrees with and covenants to each of the Beneficiaries that it will:

12.1.1                                  not at any time after the occurrence of a Facility Event and for so long as that Facility Event is continuing, without the prior written consent of the Instructing Beneficiaries (which shall not be unreasonably withheld or delayed):

(a)          exercise any right of whatsoever nature and not claim or exercise any right of set-off or counterclaim which it may have against any other Obligor;

(b)         demand repayment in whole or in part of any Indebtedness now or hereafter due to it from any other Obligor or accept any Collateral Instrument in respect of any right referred to in paragraph (a) above or dispose of any such right; or

(c)          have the benefit of, or share in, any payment from, or composition with, any other Obligor, except and to the extent contemplated by the proviso to clause 12.1.2;

12.1.2                                  not at any time during the Facility Security Period:

(a)          take any step to enforce any right against any other Obligor unless and to the extent that (A) those rights arise under a contract, agreement or other arrangement entered into by that Obligor and that other Obligor at arm’s length and on commercial terms and in the ordinary course of their respective businesses, (B) those rights have been assigned by that Obligor to or in favour of another person (not being an Obligor) and that Obligor is permitted or, as the context may require, not prohibited, pursuant to the terms of the Facility Documents, to assign or, as the case may be, from assigning those rights to that person, and (C) the failure by that Obligor to take that step would constitute a breach by that Obligor of its obligations to that person (it being acknowledged and agreed that, for the purpose of this clause 12.1.2, the Economic Documents shall be deemed not to satisfy the requirements of (A), (B) and (C));

(b)         initiate or take any action which would result in any Insolvency Event in relation to any other Obligor; or

(c)          claim or prove in any Insolvency Event in relation to any other Obligor; or

(d)         create or permit to subsist any Encumbrance (other than Permitted Encumbrances) over, or attempt, purport or agree to any of the same, all or any part of its assets in or over which any Beneficiary holds any Security or which is the subject of any Security Document; and

12.1.3                                  if so directed by the Security Trustee, prove in any Insolvency Event in relation to any other Obligor for the whole or any part of any claim which it may have in relation to any of its otherwise waived rights referred to in the foregoing paragraphs of this clause 12.1 and on terms that the benefit of such proof and of all monies received by it in respect thereof shall be held on trust for the Beneficiaries and shall be applied in accordance with clause 9.

12.2                                        Other members of the Bluewater Group

BH hereby represents and warrants to each of the Beneficiaries that no Excluded Subsidiary has any right of whatsoever nature against any Obligor which, if that Excluded Subsidiary were a party to this Deed and exercised or enforced that right or took any other action in relation thereto, would or might result in that Excluded Subsidiary being in breach of the provisions of clause 12.1, and covenants to each of the Beneficiaries that if any Excluded Subsidiary hereafter acquires any such right, BH shall procure that that Excluded Subsidiary agrees with and covenants to each of the

Beneficiaries in the terms (mutatis mutandis) of the foregoing provisions of this clause 12.

13                                                  Notifications and Consents

13.1                                        Facility Event

The Facility Agent agrees that, if any Facility Event shall occur and/or if any Acceleration Notice is given, it shall (in each such case) give notice thereof to the Security Trustee as soon as reasonably practicable after it has become aware of the same.  Promptly following the receipt by the Security Trustee of that notice, the Security Trustee shall forward a copy of that notice to each of the Beneficiaries, other than the Facility Agent.

13.2                                        Amendments to Transaction Documents

Each of the Obligors agrees that, it will not amend or agree or consent in writing to any amendment to any Transaction Document unless:

13.2.1                                  the relevant amendment will not have, and might reasonably be expected not to have, in the opinion of that Obligor (acting reasonably), a materially adverse effect on the rights or interests of all or any of the other parties hereto, or

13.2.2                                  if that amendment would have, or might reasonably be expected to have, in the opinion of that Obligor (acting reasonably) a materially adverse effect on the rights or interests of all or any of the other parties hereto (each of the parties upon whose rights and interests it is so determined that that amendment would have, or might reasonably be expected to have, a materially adverse effect, a “relevant party”), each of the relevant parties has consented in writing to that amendment,

13.3                                        Notices of Assignment

Each Obligor (the “Notifier”) hereby gives notice to each other party hereto who has an interest in the Assigned Property of the Notifier (each a “Notifiee”) of the assignment and pledge (if applicable) effected by the Notifier under the Security Documents to which the Notifier is a party and each Notifiee hereby acknowledges and consents to the assignment and pledge (if applicable) effected by the Notifier under those Security Documents.

14                                                  Certificates

14.1                                        Reliance

Without prejudice to the other provisions of this Deed, the Security Trustee Account Bank and the Security Trustee shall be entitled to rely (save in the case of manifest error) on:

14.1.1                                  any certificate signed by or on behalf of the Facility Agent as to any amounts to be distributed to any of the Facility Beneficiaries pursuant to the provisions hereof;

14.1.2                                  any certificate signed by or on behalf of the Bluewater Agent as to any amounts to be distributed to any of the Obligors pursuant to the provisions hereof; and

14.1.3                                  any certificate signed by or on behalf of any other party hereto as to any amounts to be distributed to that party pursuant to the provisions hereof.

14.2                                        Timing

Wherever in this Deed express reference is made to a certificate to be provided by any of the parties hereto, that party shall provide that certificate within ten (10) days of it being requested by any other party hereto to do so, provided always that each of the other parties hereto has provided to that party all information which may be required in connection with the production of that certificate.  Each of the parties hereto agrees to provide to each of the other parties hereto, upon the request of that other party, all information referred to in the foregoing sentence.  Each of the parties hereto further agrees with each of the other parties hereto that it will provide to each of the other parties hereto, upon the request of that other party, a copy of any certificate produced by it under this clause 14.2.

14.3                                        Liability

The Security Trustee accepts no responsibility for the accuracy and/or completeness of any information supplied by any party to any Transaction Document and shall be under no liability to any other party hereto for issuing a certificate in reliance thereon unless it has actual knowledge of the inaccuracy of the information so supplied.

15                                                  Loss Payable Clauses

Each of the Obligors undertakes and agrees to procure that each of the Loss Payable Clauses in relation to any Equipment are validly and effectively endorsed on each of the policies and/or certificates of entry relating to the Insurances in relation to that Equipment.

16                                                  Assignments and Transfers

16.1                                           Each of the parties hereto acknowledges and agrees that:

16.1.1                                  each Bank shall be entitled, at any time and from time to time, to assign, transfer, novate or otherwise dispose of all or any part of its rights and interest in, to and under this Deed and each other Transaction Document to which it is a party (and, for the avoidance of doubt, a sub-participation by a Bank shall not be considered a disposal for the purposes of this clause 16) to any Transferee pursuant to a Transfer Certificate; and

16.1.2                                  each of the Security Trustee and the Facility Agent shall be entitled, at any time and from time to time, to assign, transfer, novate or otherwise dispose of all of its rights and interest in, to and under this Deed and each other Transaction Document to which it is a party to any person appointed as replacement security trustee or, as the case may be, replacement facility agent pursuant to this Deed or, as the case may be, the Credit Agreement, provided that, in the case of any disposition effected pursuant to clause 16.1.1 or clause 16.1.2, the person or persons to whom such rights and interest are assigned, transferred, novated or otherwise disposed of shall accede to, and be bound by the terms of, this Deed by its execution of a Transfer Certificate, if that disposition is effected pursuant to clause 16.1.1, or documentation reasonably satisfactory to the other parties hereto, if that disposition is effected pursuant to clause 16.1.2.

16.2                                           Each of the parties hereto agrees to enter into any documentation referred to in the proviso to clause 16.1, together with such further documents and notices as the Security Trustee or, as the case may be, the Facility Agent may reasonably require in connection therewith, promptly upon the request of the Security Trustee or, as the case may be, the Facility Agent.

16.3                                           The provisions of clauses 16.4 to 16.6 (inclusive) of the Credit Agreement shall apply, mutatis mutandis, to this Deed as if set out in full herein and as if each reference to “this Agreement” included a reference to this Deed. Each party hereto expressly acknowledges and accepts the provisions of clause 16.4 of the Credit Agreement and agrees that each Transferee who has executed a Transfer Certificate shall be entitled to the benefit of this Deed and the powers, rights and remedies of the Banks and the Beneficiaries (including the Facility Beneficiaries) under and pursuant to this Deed, as if that Transferee had originally been a party to this Deed as a Bank.  Each of the parties hereto (in the case of the Borrowers and the Bluewater Agent, subject to the Bluewater Agent having given consent, if required, pursuant to clause 16.4 of the Credit Agreement) irrevocably authorises and instructs (i) the Facility Agent (who accepts that appointment as part of the security being given to the Facility Beneficiaries and declares that it has an interest therein) to execute and deliver any Transfer Certificate on its behalf, and (ii) the Security Trustee (who accepts that appointment as part of the security being given to the Beneficiaries (including the Facility Beneficiaries) and declares that it has an interest therein) to execute and deliver any DPP Supplemental Deed on its behalf, and, in each case, undertakes not to revoke, withdraw or qualify that authority or instruction at any time.  Promptly upon its execution of any Transfer Certificate, the Facility Agent shall notify each of the parties hereto (other than the Banks).  Promptly upon its execution of any DPP Supplemental Deed, the Security Trustee shall notify each of the other parties hereto and shall provide to each of the other parties hereto a copy of that DPP Supplemental Deed.

16.4                                           Each party hereto expressly acknowledges and accepts the provisions of (i) clause 22.19 of the Credit Agreement and agrees that each person who shall for the time being act as facility agent pursuant to such clause 22.19 shall be entitled to the benefit of this Deed and the powers, rights and remedies of the Facility Agent and the Beneficiaries under and pursuant to this Deed, as if that person had originally been a party to this Deed as the Facility Agent, and (ii) clause 6.23 and agrees that each person who shall for the time being act as security trustee pursuant to clause 6.23 shall be entitled to the benefit of this Deed and the powers, rights and remedies of the Security Trustee and the Beneficiaries (including the Facility Beneficiaries) under and pursuant to this Deed, as if that person had originally been a party to this Deed as the Security Trustee.  Each of the parties hereto agrees and acknowledges that, upon the appointment of any successor facility agent or, as the case may be, any successor security trustee pursuant to the Credit Agreement or, as the case may be, this Deed, the retiring Facility Agent or, as the case may be, the retiring Security Trustee shall be discharged from any further obligation under this Deed and the other Transaction Documents to which it was, at the time of its retirement, a party and that successor facility agent or, as the case may be, that successor security trustee, and each of the other parties to this Deed and those other Transaction Documents shall have the same rights and obligations among themselves as they would have had if that successor facility agent or, as the case may be, that successor security trustee had been an original party to this Deed and those Transaction Documents in place of the retiring Facility Agent or, as the case may be, the retiring Security Trustee.

16.5                                           All costs and expenses reasonably incurred by any party hereto (including any legal fees) in connection with its obligations pursuant to this clause 16 shall be paid to that party by the party effecting the disposition referred to in clause 16.1 on demand and in the currency specified by the recipient party, upon receipt by the paying party of evidence satisfactory to it that those costs and expenses have been reasonably incurred by that other party.

16.6

16.6.1                                  Any of the Security Trustee and the other Beneficiaries may disclose to any of its Subsidiaries and Affiliates and to any prospective Transferee, or to any other person who may propose entering into contractual arrangements with the Security Trustee or that Beneficiary in relation to the Equipment, the Assigned Property or any part thereof and/or the Facility Documents (including any person to whom a Facility Beneficiary wishes to grant a sub-participation under clause 16.8 of the Credit Agreement), such information concerning the other parties hereto or any of them as the Security Trustee or that Beneficiary may deem appropriate if the Security Trustee or that other Beneficiary first (a) (except in the case of disclosure to any such Subsidiary or Affiliate) obtains the consent of the Bluewater Agent which consent shall not be unreasonably withheld or delayed.

16.6.2                                  No disclosure of information may be made under clause 16.6.1 (or otherwise) to any Subsidiary or Affiliate of a Beneficiary or to any prospective Transferee or other person unless, prior to that disclosure (a) the Beneficiary has informed the Bluewater Agent of the full content and terms of the proposed disclosure, and (b) such Subsidiary, Affiliate, prospective Transferee or other person, as the case may be, undertakes in writing to the Bluewater Agent to keep secret and confidential, and not, without the prior written consent of the Bluewater Agent, disclose to any third party any of, the information disclosed to it by that Beneficiary.

16.6.3                                  It shall not be unreasonable at any time for the Bluewater Agent to withhold its consent to any disclosure under clause 16.6.1 if the Bluewater Agent, acting in good faith, is not satisfied that an undertaking given in accordance with clause 16.6.2 received from the person to whom disclosure is intended to be made would be sufficient to adequately safeguard and protect the Bluewater Group’s legal or commercial interests.

16.6.4                                  If the Bluewater Agent fails to respond to a request for its consent within ten (10) Banking Days of that request being made, the Bluewater Agent shall be deemed to have given the consent requested.

16.6.5                                  None of the Obligors and the Bluewater Agent may assign or transfer to any person all or any of its rights and obligations under and pursuant to this Deed.

16.6.6                                  If and whenever it is agreed by the Bluewater Agent and the Facility Agent, pursuant to any Credit Agreement Supplemental Agreement or Guarantee Accession Deed and/or General Assignment Supplemental Deed, that there is to be or become one or more Additional Obligors (as identified in that Credit Agreement Supplemental Agreement or

Guarantee Accession Deed and/or General Assignment Supplemental Deed), the Bluewater Agent shall procure that that Additional Obligor enters into a DPP Supplemental Deed pursuant to which that Additional Obligor will become a party to this Deed.

17                                                  Costs and indemnities

17.1                                        Expenses

Each of the Obligors shall pay to each of the Beneficiaries specified below, on a full indemnity basis, on demand by that Beneficiary, all and any Losses incurred pursuant to this Deed or any other Transaction Document (which shall be supported by appropriate written invoices or other evidence):

17.1.1                                  paid, suffered or incurred by the Arranger, the Facility Agent and/or the Security Trustee in connection with the negotiation, preparation, execution, completion and, where relevant, registration of the Transaction Documents, of any amendment of, or the granting of any waiver or consent under or pursuant to, any of the Transaction Documents together with interest on those Losses, if the relevant Losses are not paid by the Obligors (or any of them) within five (5) Banking Days of the date of demand by that Beneficiary, at the Default Rate from the date of that demand to the date of payment (after as well as before judgment); and

17.1.2                                  paid, suffered or incurred by the Facility Agent and/or the Security Trustee, or by any manager, agent, officer or employee for whose liability, act or omission that Beneficiary may be legally obliged to indemnify, in connection with the exercise, enforcement or preservation of all or any rights, interests, powers, duties, authorities, discretions, functions and remedies of that Beneficiary under or pursuant to any of the Transaction Documents or otherwise in connection with (i) any monies owing under or pursuant to the Transaction Documents or any of them, (ii) the Secured Property, the Facility Property or any part thereof, (iii) the Security in relation to the Equipment or any part thereof, or (iv) the Secured Obligations or any of them or any part thereof, including, without limitation, all Expenses together with interest (i) (if those Losses are paid by the Obligors (or any of them) within five (5) Banking Days of that demand by that Beneficiary) at the rate of interest applicable at that time pursuant to clause 3.1 of the Credit Agreement, and (ii) (in all other circumstances) at the Default Rate, in each case, from the date of that demand to the date of payment (after as well as before judgment).  For the avoidance of doubt, the Beneficiaries and any manager, agent, officer, or employee for whose liability, act or omission any Beneficiary may be legally obliged to indemnify, shall be entitled to be indemnified out of the Secured Property for all Losses referred to in this clause 17.1.2.

17.2                                        Cure Payments

Each of the Obligors shall pay to each of the Facility Beneficiaries on demand all and any Cure Payments made by any Facility Beneficiary. Each Facility Beneficiary shall promptly notify the Bluewater Agent of any Cure Payment made by it.

17.3                                        Value added tax

All amounts payable pursuant to this clause 17 shall be paid together with any Value Added Tax or similar tax (if any) properly chargeable thereon.

17.4                                        Stamp and other duties

Each of the Obligors shall pay all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by any Beneficiary) imposed on or in connection with the Transaction Documents or any of them and shall indemnify each of the Beneficiaries against any Losses paid, suffered or incurred by any of them by reason of any delay or omission by any Obligor to pay such duties or Taxes.

18                                                  Custody of Documents

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Secured Property and the Security or any part thereof deposited with it under or pursuant to the Security Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing any Beneficiary or any Obligor access to, or its solicitors or auditors possession of, those deeds, certificates and documents whenever the Security Trustee deems appropriate and the Security Trustee shall not be responsible for any Losses suffered, paid or incurred by any person in connection with any such deposit, access or possession.

19                                                  Further Assurance and Power of Attorney

19.1                                        Further Assurance

Each of the parties hereto (other than the Facility Beneficiaries) covenants to each of the Facility Beneficiaries that it will, at the cost and expense of the Obligors, execute, sign, perfect, do and (if required) file, record, register and enrol every further assurance, deed, assignment, charge, notice, instrument, authority, document, act and thing as any Facility Beneficiary (acting reasonably) shall from time to time consider necessary for perfecting the security intended to be created by, under or pursuant to the Facility Documents or for the exercise of the respective rights, remedies and powers conferred thereby, thereunder or pursuant thereto.

19.2                                        Beneficiaries power of attorney

Each of the Beneficiaries (other than the Security Trustee) shall, if so requested in writing by the Security Trustee, appoint the Security Trustee, subject to any limitations on the powers of the Security Trustee imposed by this Deed, to be its attorney for and in the name and on behalf of that Beneficiary and as the act and deed or otherwise of that Beneficiary to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred on, and the duties and functions delegated to, the Security Trustee under this Deed and the other the Facility Documents.

20                                                  Notices

20.1                                           Every notice, request, demand or other communication under this Deed or any other Facility Document shall:

20.1.1                                  be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

20.1.2                                  be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

20.1.3                                  be sent to each or any party hereto to the address and/or fax number of that party, and marked for the attention of the relevant person in relation to that party, in each case as set out in Schedule 4 or to such other address and/or fax number as is notified by that party to each of the other parties hereto, save that any notice, request, demand or other communication (i) from any party hereto other than the Facility Agent to any Bank shall be sent to that Bank c/o the Facility Agent, and (ii) from any party hereto other than the Bluewater Agent to any Obligor shall be sent to that Obligor c/o the Bluewater Agent.

21                                                  Law and Jurisdiction

21.1                                        Law

This Deed is governed by, and shall be construed in accordance with, the laws of England and Wales.

21.2                                        Submission to jurisdiction

For the benefit of the Security Trustee and each other Beneficiary, each Obligor and the Bluewater Agent irrevocably and unconditionally agrees that any legal action or proceeding arising out of or in connection with this Deed may be brought in the English courts, which shall have jurisdiction to settle or determine any dispute or claim arising out of or in connection with this Deed, and irrevocably and unconditionally submits to the exclusive jurisdiction of the English courts. Each Obligor and the Bluewater Agent irrevocably and unconditionally designates, appoints and empowers WFW Legal Services Limited at the address of its registered office for the time being (presently of 15 Appold Street, London EC2A 2HB, England), in each case, to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceeding arising out of or in connection with this Deed.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Trustee or any other Beneficiary to take any legal action or proceeding against any of the Obligors and the Bluewater Agent in any other court of competent jurisdiction nor shall the taking of any legal action or proceeding in any one or more jurisdictions preclude the taking of any legal action or proceeding in any other jurisdiction, whether concurrently or not.  Each Obligor and the Bluewater Agent agrees that only the English courts and not those of any other jurisdiction shall have jurisdiction to settle and determine any dispute or claim which any of the Obligors and the Bluewater Agent may have against the Security Trustee or any other Beneficiary arising out of or in connection with this Deed.

22                                                  Miscellaneous

22.1                                        No implied waivers, remedies cumulative

Except as otherwise expressly provided in this Deed, no failure or delay on the part of any party hereto to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

22.2                                        Obligations of Beneficiaries

The obligations of each Beneficiary under and pursuant to this Deed are several; the failure by any Beneficiary to perform any of those obligations shall not relieve any other Beneficiary or any Obligor of any of their respective obligations and liabilities under and pursuant to this Deed or any of the other Transaction Documents nor shall any Beneficiary be responsible for any of the obligations and liabilities of any other Beneficiary under and pursuant to this Deed.

22.3                                        No partnership

This Deed shall not, and shall not be construed so as to, constitute a partnership between the parties or any of them.

22.4                                        Waiver by Obligors

Each of the Obligors hereby unconditionally waives any right it may have, whether at law or otherwise, to require demands to be made under any of the Facility Documents or for the Secured Property, the Facility Property or any part thereof to be enforced or realised in any specific order or manner or to require the proceeds thereof to be appropriated in any specific order or manner.

22.5                                        Acknowledgement

Each of the parties hereto other than the Facility Beneficiaries undertakes with each of the Facility Beneficiaries to observe the provisions of clause 22 of the Credit Agreement at all times and not to take, or omit to take, any action which would or might reasonably be expected to prejudice or affect any of the provisions thereof.

22.6                                        Secured Obligations

Nothing contained in this Deed shall, as between any Obligor and the Beneficiaries (or any of them), affect or prejudice any powers, rights or remedies of any Beneficiary against any Obligor in respect of any of the Secured Obligations. Nothing contained in this Deed shall, as between any Obligor and the Facility Beneficiaries (or any of them), affect or prejudice any powers, rights or remedies of any Facility Beneficiary against any Obligor in respect of any of the Facility Obligations.

22.7                                        Counterparts

This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties hereto, and, provided all the parties hereto shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

22.8                                        English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Deed shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

22.9                                        Severability of provisions

Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of those provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction neither the validity, legality and enforceability of the remaining provisions of this Deed nor the validity, legality and enforceability of those provisions in any other jurisdiction shall in any way be affected or impaired thereby.

22.10                                 Contracts (Rights of Third Parties) Act 1999

22.10.1                            Unless expressly provided to the contrary in a Facility Document, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce its terms.

22.10.2                            Notwithstanding any term of any Facility Document, the consent of any person who is not a party to a Facility Document is not at any time required to rescind or amend a Facility Document to which it is not a party.

22.10.3                            All Bluewater Group Members (including but not limited to the Excluded Subsidiaries), Aurelia Energy and each of the Beneficiaries shall have the right to enjoy and enforce the benefit of any term of the Facility Documents which is expressed to be for its benefit or which purports to confer a benefit on such person.

22.11                                 Consents

Each of the parties to this Deed hereby expressly, in each case, for all purposes of the Transaction Documents and to the extent that such consent is required, acknowledges and consents to the entry into by each of the parties hereto of each of the Transaction Documents to which it is, or is to be, a party and the transactions thereby contemplated and expressly waives all or any breaches of the terms of the Transaction Documents which would otherwise occur as a result of any of the foregoing matters.

22.12                                 Assignees and pledgees

Each party hereto which is an assignee of the rights of any other party hereto agrees that, as such assignee and/or pledgee, it shall be bound by any restrictions on the exercise of those rights imposed on the assignor and/or pledgor by any provision of this Deed.

23                                                  Parallel debt

23.1                                           The parties hereto agree that, notwithstanding anything in any Transaction Document to the contrary:

23.1.1                                  “Principal Obligations” means, in relation to an Obligor, all present and future obligations and liabilities of that Obligor to the Beneficiaries (or any of them) for the payment of any monies under the Transaction Documents;

23.1.2                                  each Obligor shall be obligated to the Security Trustee in an amount equal to, and in the same currency as, its Principal Obligations as and when the same become due and payable under the relevant Transaction Document (the “Parallel Obligations”), provided that the total amount of the Parallel Obligations of that Obligor shall never exceed the total amount of the Principal Obligations of that Obligor;

23.1.3                                  the rights of the Beneficiaries to receive payment of the Principal Obligations are several from the rights of the Security Trustee to receive payment of the Parallel Obligations;

23.1.4                                  the Security Trustee shall have an independent right, in its own name, to demand payment of the Parallel Obligations by the Obligors upon the occurrence and during the continuance of an unremedied and unwaived event of default (however such term is defined in each of the applicable Transaction Documents) except that, in the case of any such event of default relating to the bankruptcy or similar proceeding or event with respect to an Obligor, the Parallel Obligations shall be due and payable immediately without any such demand or other action or notice;

23.1.5                                  the payment by any Obligor of its Parallel Obligations to the Security Trustee in accordance with this clause 23 (whether through direct payment by that Obligor or enforcement of any Encumbrance held by the Security Trustee securing the Parallel Obligations) shall discharge the corresponding Principal Obligations of that Obligor, and, similarly, the payment by that Obligor of its Principal Obligations (whether through direct payment by that Obligor or enforcement of any Encumbrance held by the Security Trustee securing the Principal Obligations) shall discharge the corresponding Parallel Obligations owed to the Security Trustee; and

23.1.6                                  nothing in this clause 23 shall in any way limit the Security Trustee’s right to act in the protection or preservation of the rights under, or to enforce, any Facility Document as contemplated by and in accordance with this Deed or the relevant Facility Document.

23.2                                           Nothing in this clause 23 shall in any way negate or affect any obligation of any Obligor to any Beneficiary under this Deed or any other Transaction Document.

23.3                                           For the purposes of this clause 23, the Security Trustee acts in its own name and not as agent or trustee of any Beneficiary, and the security granted under the Facility Documents to the Security Trustee to secure the Parallel Obligations is granted to the Security Trustee in its capacity as a direct creditor in respect of the Parallel Obligations, and not as a trustee or agent for the Beneficiaries.  The Security Trustee undertakes to pay to the Beneficiaries in accordance with clause 9 an amount equal to any amount collected or received by it (other than any amount collected or received by it pursuant to or under the Facility Guarantee, which shall be applied in accordance with clause 4.2 of the Credit Agreement) which it has applied in reduction of the Parallel Obligations as if the corresponding Principal Obligations had not been discharged pursuant to this clause 23.

23.4                                           In the event of a retirement of the Security Trustee or the appointment of a successor Security Trustee, the retiring Security Trustee shall transfer the Parallel Obligations to the successor Security Trustee pursuant to clause 6.23 of this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed and delivered the day and year first above written.

Schedule 1

The Banks and Financial Institutions

Bank	Address
ING Bank N.V.	Bijlmerplein 888	Loc. code HE 02.09	1102 MG Amsterdam	The Netherlands

Schedule 2

Form of Loss Payable Clause

(a)                                  [[Owner] (the “Owner”)] is the registered owner of the [specify Equipment] (the “Equipment”).

(b)                                 By a [detail Lease (if any)], the Lessee has agreed to demise charter the Equipment to [specify Operator] (the “Operator”).

(c)                                  Pursuant to a general assignment dated ● 2006 between (inter alios) the Owner, the Operator and the Security Trustee, the Owner, and the Operator have (inter alia) each assigned in favour of the Security Trustee all of their respective rights, title, benefit and interest in, to, under and pursuant to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of all or any of them in respect of the Equipment.

Hull and machinery (marine and war risks)

Accordingly, in relation to the property insured under this Policy:

(a)                                  all claims hereunder in respect of (i) an actual or constructive or compromised or arranged total loss of the Equipment, (ii) an actual or constructive or compromised or arranged total loss in respect of any part of the Equipment (which is not an actual or constructive or compromised or arranged total loss of the whole of the Equipment) the claim in respect of which exceeds US$10,000,000 (or the equivalent in any other currency) inclusive of any deductible, and (iii) all claims for physical loss or damage to the Equipment or any part thereof in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds US$10,000,000 (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Security Trustee (in its capacity as assignee of the Owner and each of the other assignors pursuant to the assignments referred to above) or to its order; and

(b)                                 all other claims hereunder shall be paid in full to the Owner and the Operator respectively as their interests may appear or to their order, unless and until the Security Trustee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Security Trustee or assignee as aforesaid [Note: proviso to be included where hull and machinery cover also includes provisions relating to third party claims]]

[Protection and Indemnity] [Liabilities] [CAR Part I entry]

Payment of any recovery which any party is entitled to [make out of the funds of the association] [under this Policy] in respect of any liability, costs or expenses incurred by such party shall be made direct to the person who incurred the liability to which such recovery relates or, where such liability has been satisfied, to the person who has satisfied such liability in reimbursement to it of moneys expended in satisfaction of such liability unless and until the insurers receive notice to the contrary from the Security Trustee in which event all recoveries shall thereafter be paid to the Security Trustee or its order.

Schedule 3

DPP Supplemental Deed

THIS SUPPLEMENTAL DEED is dated                             and is made BETWEEN:

(1)                                  [                                                                 ], a company incorporated under the laws of [                                                                 ], whose registered office is at [                           ] (the “Additional Obligor”); and

(2)                                  [                                                                 ], a company incorporated under the laws of [                             ], acting through its office at [                                                                 ] (the “Security Trustee”).

WHEREAS:

(A)                              Reference is made to the trust deed and deed of proceeds and priorities dated [                            ] 2006 (the “Deed”), a copy of which is attached hereto.

(B)                                Pursuant to the [Credit Agreement Supplemental Agreement] [Guarantee Accession Deed] [General Assignment Supplemental Deed], it has been agreed that (subject to the terms and conditions therein contained) the Additional Obligor is to be an Obligor.

(C)                                The execution and delivery of this Deed by the Additional Obligor is a requirement of the Deed.

THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1                                          Definitions

In this Deed, words and expressions defined in the Deed (whether expressly or by reference to another document or agreement or otherwise) shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in the Deed and:

[“Credit Agreement Supplemental Agreement” means the Credit Agreement Supplemental Agreement dated of even date herewith and made between the Bluewater Agent, the Additional Obligor and the Facility Agent (on behalf of itself and as agent for each of the parties to the Credit Agreement other than the Borrowers and the Bluewater Agent).]

[“Guarantee Accession Deed” means the Guarantee Accession Deed dated of even date herewith and made between the Bluewater Agent, the Additional Obligor and the Security Trustee.]

[“General Assignment Supplemental Deed” means the General Assignment Supplemental Deed dated of even date herewith and made between the Bluewater Agent, the Additional Obligor and the Security Trustee.]

2                                         Deed

2.1                                 Each of the provisions of the Deed shall be incorporated by reference in this Deed as if set out in full, mutatis mutandis, in this Deed and as if all references therein to “the Obligors”, “any Obligor”, “the Obligors” and “any Obligor” were or, as the context may require, included references to the Additional Obligor and as if all references therein to “this Deed” were references to this Deed.

2.2                                 Pursuant to clause 16.3 of the Deed, the Security Trustee is a party to this Deed on behalf of itself and each of the other parties to the Deed other than the Additional Obligor.

3                                         Representations, warranties, covenants, guarantees, undertakings and agreements of the Additional Obligor

The Additional Obligor hereby (i) represents, warrants, covenants, guarantees, undertakes and agrees to, with and for the benefit of each of the parties to the Deed in the terms of the Deed, as incorporated by reference herein pursuant to clause 2.1 above, and (ii) agrees to be bound by each of the provisions of the Deed as if it had been an original party thereto as an Obligor.

4                                         Bluewater Agent

The Additional Obligor hereby irrevocably appoints the Bluewater Agent as its agent for all purposes of the Facility Documents including, without limitation, clause 2.5 of the Deed.

5                                         Notices

For the purposes of clause 20 of the Deed, the address, fax number and attention details of the Additional Obligor are:

[                            ]

[                            ]

[                            ]

Fax:                 [                            ]

Attention:      [                            ].

IN WITNESS WHEREOF this Deed has been duly executed and delivered as a deed by the parties hereto on the date first above written.

Additional Obligor

EXECUTED as a DEED

for and on behalf of

[                                                 ]

by

its duly authorised attorney-in-fact

in the presence of:

Security Trustee

EXECUTED as a DEED	)
for and on behalf of	)
[ ]	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Bluewater Agent	)
EXECUTED as a DEED	)
for and on behalf of	)
[ ]	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Schedule 4

Notices

Party	Address	Fax Number	Attention

The Facility Agent ING Bank N.V.	HE 03.03 De Amsterdamse Poort Bijlmerplein 888 P.O. Box 1800 1000 BV Amsterdam The Netherlands	+31 20 576 8782	Syndicated Loans Agency

Security Trustee ING Bank N.V.	HE 03.03 De Amsterdamse Poort Bijlmerplein 888 P.O. Box 1800 1000 BV Amsterdam The Netherlands	+31 20 576 8782	Syndicated Loans Agency

Security Trustee Account Bank ING Bank N.V.	HE 03.03 De Amsterdamse Poort Bijlmerplein 888 P.O. Box 1800 1000 BV Amsterdam The Netherlands	+31 20 576 8782	Syndicated Loans Agency

Bluewater Agent Bluewater Energy Services B.V.	Marsstraat 33 2132 HR Hoofddorp	+31 23 55 42 112	Kees Voormolen

EXECUTION PAGE - DPP

Arranger

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Facility Agent

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Security Trustee

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Banks

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Security Trustee Account Bank

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Bluewater Agent

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ENERGY SERVICES B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Borrowers

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER HOLDING B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ENERGY SERVICES B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (AOKA MIZU) N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

Guarantors

EXECUTED as a DEED	)
for and on behalf of	)
AURELIA ENERGY N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ENERGY N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER OFFSHORE PRODUCTION	)
SYSTEMS LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER FLOATING PRODUCTION B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (BLEO HOLM) N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (GLAS DOWR) N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (HAEWENE BRIM) N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (MUNIN) N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER OFFSHORE PRODUCTION	)
SYSTEMS N.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER INTERNATIONAL B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
LUFENG DEVELOPMENT COMPANY ANS	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER SERVICES (UK) LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER ETTRICK PRODUCTION (UK)LIMITED)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (FLOATING PRODUCTION) LIMITED )
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER OPERATIONS (UK) LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
BLUEWATER (UK) LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

EXECUTED as a DEED	)
for and on behalf of	)
PIERCE PRODUCTION COMPANY LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)